Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Triad Hospitals, Inc. on (1) Form S-3 (No. 333-43246) pertaining to the resale by certain officers of 340,000 shares of common stock reserved for issuance upon the exercise of options granted under the 1999 LTIP, (2) Form S-8 (No. 333-78243) pertaining to the Triad Hospitals, Inc. Retirement Savings Plan, (3) Form S-8 (No. 333-78189) pertaining to the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan, (4) Form S-8 (No. 333-78191) pertaining to the Triad Hospitals, Inc. Management Stock Purchase Plan and the Triad Hospitals, Inc. Outside Director’s Stock and Incentive Compensation Plan, (5) Form S-8 (No. 333-80017) pertaining to the Triad Hospitals Inc. Employee Stock Purchase Plan, (6) Form S-8 (No. 333-60922) pertaining to the resale by certain officers of 970,000 shares of common stock issued under the Executive Stock Purchase Plan, (7) Form S-8 (No. 333-62204) pertaining to Triad Hospitals, Inc. Nonqualified Employee Stock Purchase Plan, (8) Form S-3 (No. 333-123294) pertaining to a shelf registration of securities, (9) Form S-8 (No. 333-126033) pertaining to the Triad Hospitals, Inc. Amended and Restated Management Stock Purchase Plan, (10) Form S-8 (No. 333-126034) pertaining to the Triad Hospitals, Inc. Amended and Restated Long-Term Incentive Plan, (11) Form S-8 (No. 333-123296) pertaining to the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan, (12) Form S-8 (No. 333-123295) pertaining to the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan and (13) Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-54238) pertaining to the Quorum Health Group, Inc. Restated Stock Option Plan, Directors Stock Option Plan and 1997 Stock Option Plan of our reports dated February 28, 2006, with respect to the consolidated financial statements of Triad Hospitals, Inc., Triad Hospitals, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Triad Hospitals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG, LLP

Dallas, Texas

February 28, 2006